EXECUTION VERSION

AMENDMENT NO. 9 TO PARTNER AGREEMENT

This Amendment No. 9 to Partner Agreement (this "Amendment") is made and effective as of October 24, 2023 and amends the Unanimous Omnibus Partner Agreement ("Partner Agreement") effective as of January 1, 2015, as previously amended, among MINERA PLATA REAL, S. DE R.L. DE C.V., a Mexico variable capital company (a "sociedad de responsabilidad limitada de capital variable" in Spanish) ("MPR"), OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company ("Operaciones"), SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company ("Servicios") (Servicios was merged into MPR, effective July 15, 2021) (MPR and Operaciones collectively, the "LGJV"), GATOS SILVER, INC., a corporation formed under the laws of the State of Delaware (formerly, Sunshine Silver Mining & Refining Corporation) ("GSI"), and DOWA METALS & MINING CO., LTD., a corporation incorporated under the laws of Japan ("Dowa" and collectively with GSI and LGJV, the "Parties" and each a "Party") (Dowa and GSI, each a "Partner", and together, the "Partners").

Background

A. Dowa, GSI and the LGJV previously agreed to jointly explore, develop and operate a silver-zinc-lead mine located in the State of Chihuahua, Mexico (the "Los Gatos Project") by entering into the Partner Agreement.

B. The Partners desire to amend the Partner Agreement to adjust the management fee as well as major decisions provided thereunder.

Unless expressly defined in this Agreement or unless context otherwise requires, capitalized terms used herein will have the meanings specified in the Partner Agreement.

Agreements

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. <u>Management Fee</u>. <u>Section 12.1(c)</u> of the Partner Agreement is hereby amended by adding the following <u>Section 12.1(c)(iv)</u> immediately following <u>Section 12.1(c)(iii)</u>:

   "(iv) From and after Fiscal Year 2023, an amount equal to US$6,000,000 per year, which amount may be subject to adjustment only upon receipt of Requisite Partner Approval."

2. <u>Major Decisions</u>. <u>Sections (r) and (v) of Exhibit B</u> of the Partner Agreement are hereby amended as follows:

   "(r) execution, termination, amendment, variation, novation, assignment, extension or waiver of rights under any contract (written or oral) to which the Corporation or any other subsidiary entity is a party:

   (i) relating to the purchase and sale of minerals or concentrates;

   (ii) with an annual contract value of more than $1,000,000 (provided, however, that any contract with an annual contract value between $500,000 and $1,000,000 shall be reported at a regularly scheduled Operations Committee or Management Committee meeting); or

   (iii) with a term of longer than three years;

   (each, a "Restricted Contract")"

“(v) the sale, transfer, lease, assignment, disposal or acquisition of assets (including, without limitation, mining concessions) or any contract to do so by the Joint Venture Entities where the aggregate market value of such assets or the consideration in respect of the sale or acquisition of such assets is in excess of $1,000,000 individually, or in aggregate in any Fiscal Year (provided, however, that any sale, transfer, lease assignment, disposal or acquisition, or any contract to do so, involving assets or consideration with the aggregate market value between $500,000 and $1,000,000 shall be reported at a regularly scheduled Operations Committee or Management Committee meeting)” 3. General Provisions. (a) The determination that any provision of this Amendment is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law. (b) This Amendment may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one agreement. (c) This Amendment and the rights and obligations of the Parties hereunder will be construed in accordance with and be governed by the internal laws of the state of Delaware without regard to its conflicts of laws principles. (d) Each Party will at its own expense do, make, execute or deliver all such further acts, documents and things in connection with this Amendment as reasonably required from time to time for the purpose of giving effect thereto, all promptly upon request. (e) Except to the extent amended hereby, all terms, provisions and conditions of the Partner Agreement, as it may have been amended from time to time, shall continue in full force and effect and the Partner Agreement shall remain enforceable and binding in accordance with its terms. [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 9 to Partner Agreement as of the date first set forth above. DOWA METALS & MINING CO., LTD. B y : /s/ Toshiaki Suyama ______________________________ Name: Toshiaki Suyama Title: President

/s/ Dale Andres______________ By: Name: Dale Andres AnAndres GATOS SILVER, INC. Title: Chief Executive Officer

MINERA PLATA REAL, S. DE R.L. DE C.V. By: _ André van Niekerk Name: André van Niekerk Title: Treasurer OPERACIONES SAN JOSE DE PLATA, S. DE R.L. DE C.V. By: _ André van Niekerk Name: André van Niekerk Title: Treasurer